Exhibit 99.4


			AXCELIS TECHNOLOGIES, INC.

	           Audit Committee Charter, as amended

	As Adopted by the Board  of Directors on January 23, 2003



The Audit Committee shall be responsible to assist the Board of Directors in monitoring and oversight of (1) the integrity of the Company's financial statements and its systems of internal accounting and financial controls and (2) the independence and performance of the Company's internal and independent auditors.

Composition of the Audit Committee

The Audit Committee shall be comprised of at least three directors appointed by the Board, each of whom:

(1) must (a) be independent as defined under Rule 4200 of the Nasdaq Marketplace Rules (the "Nasdaq Rules") (subject to the limited exception in Nasdaq Rule 4350(d)(2)(B)); (b) meet the criteria for independence set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and (c) not own or control 20% or more of the Company's voting securities, or such lower measurement as may be established by the Securities and Exchange Commission (the "SEC") in rulemaking under
Section 301 of the Sarbanes-Oxley Act; and

(2) must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statements.

Additionally, at least one member of the Audit Committee must be a "financial expert" as defined by the SEC as required by Section 407(b) of the Sarbanes-Oxley Act of 2002.


Authority to Engage Advisors

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee as the Committee determines necessary to carry out its duties as required by the Section 301(5) of the Sarbanes Oxley Act and the Nasdaq Rules. The Audit Committee shall be provided with adequate funding for auditing services and other consultants as contemplated by Section 301(6) of the Sarbanes Oxley Act of 2002. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Audit Committee Duties

The Audit Committee shall:

Audit Committee Charter

1.	Review and reassess the adequacy of this Charter annually
and recommend any proposed changes to the Board for approval.

Review of Financial Statements and Accounting Policies

2.	Review the annual audited financial statements with
management and the independent auditor before publication, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the financial statements, and recommend to the Board that the financial statements be included in the annual report to shareholders and annual report on Form 10-K.

3.	Review analyses prepared by management and the independent
auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual financial statements.

4.	Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

5.	Review with the Company's General Counsel legal matters that may have a material impact on the Company's financial statements.

6.	Meet periodically with management to review the Company's
major financial risk exposures and the steps management has taken to monitor and control such exposures.

7.	Review at least annually any transactions between the Company and any director, officer or employee of the Company, other than ordinary course compensation arrangements.

Appointment and Review of External Auditing Function.
8.	Recommend to the Board the appointment of the independent auditor, which will be accountable to the Audit Committee and the Board, as representatives of the stockholders of the Company. The Audit Committee shall have the sole authority for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the Audit Committee.

9.	Pre-approve the fees to be paid to the independent auditor
for audit services.

10. 	Evaluate and pre-approve the retention of the independent
auditor for non-audit services and the fees for such services, other than those services exempted by virtue of the de minimus exception contained in Section 202(i)(3) of the Sarbanes Oxley Act of 2002. Non-audit services shall mean all services provided by the independent auditor to the Company other than auditing of the Company's financial statements and statutory audits of consolidated subsidiaries required by law and comfort opinions in connection with securities underwriting) and otherwise as defined by the SEC in rulemaking under the Sarbanes-
Oxley Act.   In evaluating whether to approve non-auditing services,
the Committee shall take into account whether such non-auditing services (1) do not create an apparent conflict of interest for the auditing firm, (2) are synergistic with the audit work and (3)
do not involve material fees payable to the auditing firm.
11.	Obtain annually a formal written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No.
1, and discuss such statement with the auditor and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

12.	Annually review with the independent auditor and management
the experience and qualification of the senior members of the independent auditor team and the quality control procedures of the auditing firm.

13.	At least every five years, evaluate together with the Board
the performance of the independent auditor and determine whether to recommend that the Board replace the independent auditor.

14.	Approve any employment by the Company of an individual who had, at any time during the prior three year period, provided services to the Company while employed by the Company's independent auditor. The Company may not employ any person as the Company's chief executive officer, controller, chief financial officer, chief accounting officer or any person serving in an equivalent position for the Company, who, during the three year period preceding the date of the initiation of the current audit (1) was employed by the Company's current independent auditor and
(2) participated in any capacity in the audit of the Company.
Internal Audit Function.

15.	Annually review the scope and resources to implement management's internal auditing plans, including the engagement of any external services and appointment and any replacement of the Company's director of internal auditing.

Oversight Functions.

16.	Meet with the director of internal auditing or provider of
out-sourced internal audit services and independent auditor prior to the Company's annual audit to review the scope, planning and staffing of the audit.

17.	Discuss with the independent auditor any matters raised by the auditor under generally accepted auditing standards relating to the conduct of the Company's annual audit and quarterly reviews, including the independent auditor's judgment about the quality of the Company's accounting principles as applied in its financial reporting, and a specific discussion of accounting issues which were referred to the auditor's national office during the period. In regard to quarterly reviews, this discussion may be held either through the entire Committee or through its Chairman on the Committee's behalf.

18.	Review with the independent auditor any problems or
difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.

19.	Review with management and the independent auditor the
Company's quarterly financial statements as early as possible and in any case prior to the filing of each Form 10-Q report. This review may be conducted either through the entire Committee or through its Chairman on the Committee's behalf. In addition, at least quarterly, review with management any off-balance sheet related entities on the Company's financial statements.

20.	Meet at least quarterly with the Company's chief financial
officer, director of internal auditing and out-sourced internal audit function representatives and independent auditor in separate executive sessions.

21.	Prepare the report required by the rules of the SEC to be
included in the Company's annual proxy statement.

22.	Establish procedures for:
(i)	the receipt, retention, and treatment of complaints
received by the Company regarding accounting, internal accounting controls, or auditing maters; and
(ii)	the confidential, anonymous submission by employees of
the Company regarding questionable accounting or auditing matters.
23.	The Audit Committee shall make regular reports to the Board
concerning the Committee's actions, conclusions and recommendations.


While the Audit Committee shall have the responsibilities and powers set forth in this Charter, it shall not be the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. These instead shall be the responsibility of management and the independent auditor. Except in the case where matters are brought to the attention of the Audit Committee, it shall not be the duty of the Audit Committee to conduct investigations, or to assure compliance with laws and regulations or the Company's code of conduct.